EXHIBIT 21 - PARENT AND SUBSIDIARIES OF THE REGISTRANT

     The Company has no parent. The following were subsidiaries of the Company as of December 31, 1998.


                                                                                Percentage of
                                                           Jurisdiction       Voting Securities
                                                                of                 Owned By
          Name                                             Organization        Immediate Parent
-----------------------------------------------------------------------------------------------
 Bemis Company, Inc. (the "Registrant")

     Banner Packaging, Inc.                                 Wisconsin                 100%

     Bemis Europe Holdings, S.A.                            Belgium                   100%
          Techy Marketing S.A.                              Belgium                   100%
                 Techy Bemis S.A.                           Belgium                    78%
          Techy Bemis S.A.                                  Belgium                    22%
                 Techy France E.U.R.L.                      France                    100%

     Bemis Export Company Ltd.                              Jamaica                    80%

     Bolsas Bemis S.A. de C.V.                              Mexico                     51%

     Curwood, Inc.                                          Delaware                  100%
          Curwood Packaging (Canada) Limited                Canada                    100%
          Perfecseal, Inc                                   Delaware                  100%
                 Perfecseal Internacional de Puerto
                       Rico, Inc.                           Delaware                  100%
                 Perfecseal International Ltd.              Delaware                  100%
                           Perfecseal Limited               United Kingdom            100%
                                Perfecseal (Asia
                                     Pacific) Sdn Bhd       Malaysia                  100%

     Hayco Liquidation Company                              Delaware                  100%
          Bemis U.K. Limited                                United Kingdom             50%
                 Hayssen Europa Limited                     United Kingdom            100%
          Hayssen Europa GmbH                               Germany                   100%
          Hayssen Europa S.p.A. in liquidazione             Italy                     100%
          Hayssen Mexico S.A. de C.V.                       Mexico                     98%

     Hayssen Mexico S.A. de C.V.                            Mexico                      2%


                                                                       CONTINUED

                                        - 19 -

                                                                                 Percentage of
                                                          Jurisdiction         Voting Securities
                                                               of                   Owned By
          Name                                            Organization          Immediate Parent
------------------------------------------------------------------------------------------------
     MacKay, Inc.                                           Kentucky                  100%

     Milprint, Inc.                                         Wisconsin                 100%

     Morgan Adhesives Company                               Ohio                       87%

          MACtac Engineered Products, Inc.                  Ohio                      100%

          Bemis Coordination Center S.A.                    Belgium                    33%

          Bemis Export Company Ltd.                         Jamaica                    20%

          Bemis U.K. Limited                                United Kingdom             50%
               MACtac U.K. Limited                          United Kingdom            100%

          Electronic Printing Products, Inc.                Ohio                      100%

          Enterprise Software, Inc.                         Ohio                      100%

          MACtac Europe S.A.                                Belgium                    89%
               Bemis Coordination Center S.A.               Belgium                    67%
               Bemis Technologies S.A.                      Belgium                   100%
               MACtac Asia-Pacific Self-
                  Adhesive Products Pte Ltd.                Singapore                 100%
               MACtac Deutschland GmbH                      Germany                   100%
               MACtac France E.U.R.L.                       France                    100%

          MACtac Scandinavia A.B.                           Sweden                    100%

          MACtac Canada Limited/Limitee                     Canada                    100%
               MACtac Europe S.A.                           Belgium                    11%

          MACtac A.G.                                       Switzerland               100%

          MACtac Mexico S.A. de C.V.                        Mexico                     51%

          Morgan Adhesives America do Sul, Ltda.            Brazil                    100%


                                                                    CONTINUED

                                              - 20 -




                                                                                 Percentage of
                                                          Jurisdiction         Voting Securities
                                                              of                   Owned By
          Name                                            Organization         Immediate Parent
------------------------------------------------------------------------------------------------
     Paramount Packaging Corporation                        Delaware                  100%

          Bemis Packaging Limited                           United Kingdom            100%

          Paramount Packaging Canada, Inc.                  Canada                    100%

          Bemis Custom Products
              Shelbyville, Inc.                             Tennessee                 100%

          Bemis Custom Products, Inc.                       Texas                     100%

          PPC Royalty, Inc.                                 Delaware                  100%

     Pervel Industries, Inc.                                Delaware                  100%


                                BEMIS COMPANY, INC.

                         222 South Ninth Street, Suite 2300

                               Minneapolis, Minnesota

                                     55402-4099

                                   (612) 376-3000



                               Benjamin R. Field, III
                            Senior Vice President, Chief
                          Financial Officer and Treasurer


                                 Robert F. Kleiber
                           Director of Investor Relations


                                        - 22 -